SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                FEBRUARY 25, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)


                           SECTOR COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         NEVADA                      0-22382                 56-1051491
      ---------------              -----------            --------------
      (State or other              (Commission             (IRS Employer
      jurisdiction of              File Number)          Identification No.)
      incorporation)


            7601 LEWINSVILLE ROAD, SUITE 250, MCLEAN, VIRGINIA 22102
                    (Address of principal executive offices)

                                (703) 761-1500
                         (Registrant's telephone number)

ITEM 5.   OTHER EVENTS

     On February 25, 2000, Registrant entered into a letter of intent with the Owners of Kress EOOD and Piero 97, confirming an agreement in principle to acquire the Bulgarian companies. Kress is an advertising agency conducting business in Bulgaria. Piero 97 provides public relations, marketing, and advertising services in Bulgaria.

     Specific terms of the acquisition will be based on the value of the two companies' assets and overall business of each entity utilizing financials, business plans and other items deemed relevant to determine value. The resources and services of Deloitte & Touche in Bulgaria will be utilized to assist Sector in such analyses.

     If both parties agree upon the value of each entity, the parties have agreed to develop a plan of acquisition (the "Plan") and submit it to the appropriate entities and to the shareholders of Sector for approval. The Plan shall provide for new Management and a reorganization of Registrant.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Sector Communications, Inc.


                                    By   /s/ Theodore Georgelas
                                         ----------------------
                                         President


Date: April 6, 2000